CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration
Statement No. 333-271753 on Form N-4 of our report dated March 19, 2026, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing on Form N-VPFS filed with the SEC by the Company on April 1, 2026. We also consent to the reference to us under the heading
"Experts" in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 13, 2026